Exhibit No. 10.11

AMENDMENT TO EMPLOYMENT AGREEMENT

Amendment as of the 27th day of June, 2005 to the Restated Employment Agreement made as of September 3, 2004 (“Employment Agreement”) between UNITED RETAIL GROUP, INC., a Delaware corporation, with principal offices at 365 West Passaic Street, Rochelle Park, New Jersey 07662-6563 (the “Company”), and GEORGE R. REMETA, residing at 25 Lee Way, Oakland, New Jersey 07436 (the “Executive”).

WHEREAS, the Company and the Executive desire to amend the Employment Agreement to clarify that a change in control event shall occur if the current directors cease to constitute a majority of the board of directors; and

WHEREAS, this amendment is an added inducement for the Executive to continue in the employ of the Company; and

WHEREAS, this Amendment to Employment Agreement has been recommended by the Compensation Committee consisting of members of the Board of Directors who are not employees of the Company and has thereafter been approved by the Board of Directors of the Company;

NOW, THEREFORE, in consideration of the premises, the parties hereto, intending to be legally bound, hereby agree that Section 1(g) of the Employment Agreement is hereby amended by changing clause (ii) of the definition of Change of Control as follows:

"(ii) individuals who constitute the Board of Directors of the Company on June 27, 2005 (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a Director subsequent to June 27, 2005 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the Directors of the Company or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;"

All other provisions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereby have duly executed this Amendment to Employment Agreement, in duplicate originals, as of the date first set forth above, in the case of the Company by an officer thereunto duly authorized.

UNITED RETAIL GROUP, INC. /S/ BY: RAPHAEL BENAROYA Name: Raphael Benaroya Title: Chief Executive Officer

/S/ GEORGE R. REMETA George R. Remeta